                                                                   EXHIBIT 10.26

                       STOCK PURCHASE AND SALE AGREEMENT


     This STOCK PURCHASE AND SALE AGREEMENT is entered into as of this 29th day of March, 1996 by and between Craig Corporation, a Delaware corporation ("Seller") and Reading Holdings, Inc., a Delaware corporation ("Purchaser"), at Purchaser's corporate headquarters located in Wilmington, Delaware and with reference to the following facts:

     WHEREAS, Seller is the owner of the following securities, issued by Citadel Holding Corporation, a Delaware corporation ("Citadel"):

     A. One Million Five Hundred Sixty Four Thousand Four Hundred Seventy Three (1,564,473) shares (the "Common Shares") of common stock, par value $.01 per share (the "Common Stock");

     B. One Million Three Hundred Twenty Nine Thousand One Hundred Fourteen (1,329,114) shares (the "Preferred Shares") of 3% Cumulative Convertible Preferred Stock, stated value $3.95 per share (the "Preferred Stock"); and

     C. Warrants to purchase Six Hundred Sixty Six Thousand (666,000) shares of Common Stock at an exercise price of $3.00 per share, expiring April 11, 1997 (the "Warrants"); and

     WHEREAS, the closing price for Shares of Common Stock on the American Stock Exchange as of the date immediately preceding the date hereof was $2.250; and

     WHEREAS, Purchaser desires to purchase and Seller desires to sell the Common Shares;

     WHEREAS, Purchaser desires to acquire and Seller desires to grant options to acquire the Preferred Shares and the Warrants on the terms set forth hereinbelow:

     THE PARTIES HERETO in consideration of the above stated premises, the terms and conditions hereinbelow set forth, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:


     1.   The Common Stock.
          ----------------

          1.1  Purchase Price.  The purchase price of the Common Shares will be
               --------------
Three Million Three Hundred Twenty Four Thousand Five Hundred Five Dollars ($3,324,505), representing a purchase price of slightly less than $2.125 per share.

          1.2  Form of Payment.  The Purchase Price will be paid at the Closing
               ---------------
(as defined in Section 5) in the form of Purchaser's promissory note in the amount of the purchase price (the "Note"). The Note will have a term of five
(5) years, bear interest at that fluctuating rate equal from time to time to thirty (30) day LIBOR plus two hundred twenty-five (225) basis points payable quarterly in arrears, and otherwise be on the terms set forth in Exhibit 1, hereto.

     2.   The Preferred Stock.
          -------------------

          2.1  Preferred Purchase Option.  Effective at the Closing, Seller
               -------------------------
hereby grants to the purchaser an option (the "Preferred Purchase Option") exercisable for a period of twelve (12) months, commencing upon the later of (a) the tenth (10th) business day following the next annual meeting of the stockholders of Citadel and (b) July 1, 1996 to purchase all, but not less than all, of the Preferred Shares or such securities into which such Preferred Shares may have been converted (the "Preferred Securities"). Seller will use commercially reasonable efforts to have the conversion feature of the Preferred Stock considered by the shareholders of Citadel at the next meeting of such Shareholders.

          2.2  Exercise Price.  The exercise price will be equal to the fair
               --------------
market value on the Preferred Securities on the date of exercise, as determined by an investment banking firm mutually and reasonably agreeable to Purchaser and Seller; provided, however, that in the event that (i) Purchaser has determined to enter into an Acquisition Transaction (as such term is defined in Section 3.1, below) and (ii) Seller has, prior to the closing of any transfer following exercise of the Preferred Purchase Option, exercised its right to convert the Preferred Shares into Common Stock, then the exercise price with respect to such Common Stock shall be the same price and the form of payment will be in the same form as paid to third party shareholders of Citadel Common Stock (the "Independent Shareholders") in such Acquisition Transaction.

          The cost and expense of any such investment banker will be shared equally between the Purchaser and the Seller.

          2.3  Form of Payment.  The Exercise Price will be paid upon the
               ---------------
closing of the sale of such Preferred Shares in the form of a further note (the "2nd Note") issued by Purchaser in the amount of the Exercise Price (less the amount of any fees paid under Section 2.5, below), which 2nd Note will be in the same form as the Note, carry interest at the same rate as specified in the Note, and have a term co-terminus with the Note.

          2.4  Notice and Closing.  Purchaser shall give to
               ------------------

Seller not less than forty-five (45) days notice of its determination to exercise the Preferred Purchase Option. Purchaser and Seller shall thereafter work in good faith to designate a mutually acceptable investment banker, so as to permit a timely closing of the sale.

          2.5  Option Fee.  Purchaser will pay to the Seller at the Closing an
               ----------
Option Fee of Fifty Thousand Dollars ($50,000) which amount will be credited against the Exercise Price in the event of the exercise by Purchaser of the Preferred Purchase Option. In the event that Purchaser wishes to extend the Preferred Purchase Option so that the total option term is two years rather than one year, Purchaser may do so at any time prior to the expiration of the Preferred Purchase Option by increasing the Option Fee paid to Seller to One Hundred Thousand Dollars ($100,000) by delivery to Seller on or before the expiration of the Preferred Purchase Option the sum of an additional Fifty Thousand Dollars ($50,000).

          2.6  Assignment.  This Preferred Purchase Option is personal to the
               ----------
Purchaser and may not be transferred to any other Person or entity without the approval of Seller, which may be withheld or granted in the sole discretion of the Seller; provided, however, that the Preferred Purchase Option may be assigned to any wholly owned subsidiary of the Purchaser without any such approval, provided that (a) the Common Shares and the Warrant Purchase Option (as defined below) are simultaneously transferred to and retained by such affiliate and (b) such affiliate executes and delivers to Seller its written agreement to be bound by the terms of this Agreement (an "Approved Transfer"). The Preferred Purchase Option will immediately terminate upon any transfer of the Common Shares by the Purchaser, other than an Approved Transfer.

     3.   The Warrants.

          3.1  The Warrant Purchase Option.  Effective at the Closing, Seller
               ---------------------------
hereby grants to Purchaser an option (the "Warrant Purchase Option") exercisable in the event that the Purchaser determines, by a resolution duly adopted by its Board of Directors, to proceed with an acquisition (through merger, asset purchase, tender offer or otherwise) of an equity interest in Citadel sufficient to permit the consolidation of Citadel and the Purchaser for Federal Income Tax purposes (an "Acquisition Transaction"), to acquire the Warrants simultaneously with the consummation of such transaction. It is understood that Seller will have no obligation to exercise the Warrants or to acquire the underlying Common Stock.

          3.2  Exercise Price.  The exercise price for the Warrant Purchase
               --------------
Option will be that amount equal to the
difference between $3.00 per share and the price per share being paid to Independent Shareholders in the Acquisition Transaction. Seller may elect to receive such consideration either in cash or, if Independent Shareholders are being paid in whole or in part in securities in the form of such securities. In the event that, as of the time of the closing of the Acquisition Transaction, Seller has exercised the Warrants, in whole or in part, and paid the purchase price for the underlying Common Stock, then to such extent such underlying Common Stock, and not the Warrants, will be the subject of this Warrant Purchase Option, and the exercise price with respect to such shares of Common Stock will be the same consideration as paid to Independent Shareholders.

          3.3  Exercise and Closing.  The Warrant Purchase Option may be
               --------------------
exercised at any time on not less than twenty (20) days written notice from the Purchaser to the Seller. The closing will be simultaneous with the closing of the Acquisition Transaction, and the closing of the Acquisition Transaction will be a condition precedent to the obligation of the Seller to sell and of the Purchaser to purchase.

          3.4  Term.  The term of the Warrant Purchase Option is the same as the
               ----
Preferred Purchase Option as modified by Section 3.3.

          3.5  Assignment.  The Warrant Purchase Option is subject to the
               ----------
provisions of Section 2.6.

     4.   Seller's Put Option.  In the event that Purchaser determines, by a
          -------------------
resolution duly adopted by its Board of Directors, to proceed with an Acquisition Transaction, then Seller will have the right to put to Purchaser the Preferred Securities, the Warrants and/or the Common Stock underlying such Warrants, as the case may be, to the Purchaser on the same terms as if the Purchaser had exercised the Preferred Purchase Option and/or the Warrant Purchase Option.

     5.   The Closing.  The Closing will be held at 1:00 p.m., Wilmington local
          -----------
time, on March 29, 1996, at the offices of the Purchaser in Wilmington, Delaware, or at such other location as the parties hereto may determine.

     6.   Representations and Warranties.
          ------------------------------

          6.1  Due Authority.  Each party hereby represents, subject to the
               -------------
receipt of appropriate Board approvals, that it has all necessary corporate power and authority and that it has taken all necessary corporate action required to perform its obligations under this Agreement.

          6.2  Good Title.  Seller hereby represents that it has
               ----------
good and marketable title to the Common Stock, the Preferred Stock and the Warrants, and that it is permitted to and will transfer such securities free and clear of all liens, claims or other encumbrances.

          6.3  Unregistered Securities.  Purchaser acknowledges that Seller is
               -----------------------
an affiliate of Citadel, and that the Preferred Stock and the Warrants have not been registered with any state or federal authority and that the Preferred Stock and Warrants are not traded on any securities exchange. Accordingly, Purchaser represents that it is acquiring the Common Stock, the Preferred Purchase Option and the Warrant Purchase Option in a privately negotiated transaction, with an intention to hold such securities for the indefinite future, and without any intention to engage in a public distribution of such securities.

     7.   Board Approval.  The obligations of the Purchaser and the Seller are
          --------------
subject to the approval of this agreement on or before 1:00 p.m., Wilmington local time, on March 29, 1996.

     8.   Miscellaneous Provisions.
          ------------------------

          8.1  Integrated Agreement.  This Agreement sets forth all of the
               --------------------
agreements of the parties with respect to the subject matter hereof.

          8.2  Choice of Law.  This Agreement will be interpreted in accordance
               -------------
with the laws of the State of Delaware, as such laws govern contracts to be made and performed within such State. Any dispute between the parties with respect to this agreement will be adjudicated solely in the state or federal courts sitting in Wilmington, Delaware, and both parties consent to the jurisdiction of such court.

          8.3  Notices.  Any notice required or permitted by this Agreement
               -------
shall be deemed delivered when personally delivered or on the fourth (4th) business day after deposit in the U.S. Mail, postage paid, registered or certified mail and addressed to the recipient at its corporate headquarters address.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be entered into as of the date first set forth above.


CRAIG CORPORATION                        READING HOLDINGS, INC.

By:     /s/ S. Craig Tompkins            By:     /s/ James Wunderle
   ---------------------------------        ---------------------------------
Its:    President                        Its:    Vice President
    --------------------------------         --------------------------------

                                   EXHIBIT 1

                            FORM OF PROMISSORY NOTE

$3,324,505  March 29, 1996


          FOR VALUE RECEIVED, READING HOLDINGS, INC., a Delaware corporation (the "Maker") hereby promises to pay to the order of CRAIG CORPORATION, a Delaware corporation (the "Payee") the principal sum of Three Million, Three Hundred Twenty-Four Thousand, Five Hundred Five Dollars ($3,324,505) according to the terms hereof.

          1.  Defined Terms.  All terms capitalized herein but not defined shall
              -------------
have the meanings ascribed to them in that certain Stock Purchase and Sale Agreement dated the date hereof between Payee and Maker.

          2.  Payment of Principal and Interest.  Interest shall accrue on the
              ---------------------------------
outstanding principal amount hereunder at an annual rate of LIBOR plus 2.25%, and shall be paid to Payee quarterly in arrears commencing July 1, 1996 and on each October 1, January 1, April 1 and July 1 thereafter, with a final payment of all accrued and unpaid interest being made on the date on which all outstanding principal hereof is paid in full. For purposes of this Promissory Note ("Note") "LIBOR" shall mean the London Interbank Offered Rate for thirty-day deposits as published in The Wall Street Journal three business days prior to the first day of each month. The principal amount due hereunder shall be due and payable on March 29, 2001. This Note may be prepaid in whole or in part at any time without penalty or prepayment charge.

          3.  Place of Payment.  All amounts payable by the Maker to the Payee
              ----------------
hereunder shall be paid directly to the Payee at its address as set forth in paragraph 11 hereof, or at such other address of which the Payee shall give written notice to the Maker.

          4.  Representations and Warranties of Maker.  The Maker represents and
              ---------------------------------------
warrants that as of the date hereof:

          (a) Maker is a corporation duly incorporated and organized in accordance with the laws of the State of Delaware with all necessary powers to own its properties and operate its business as now owned and operated by it;

          (b) Maker has full power and authority to enter into this Note and Maker has taken or caused to be taken all actions required to authorize the approval, execution and consummation of the transactions contemplated by this Note. This Note is a valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors, rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and

          (c) Neither the execution and delivery of this Note, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Maker, (ii) violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause the acceleration of the maturity of any debt or obligation of Maker, (iii) require the consent of any other party, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Maker under any agreement or commitment to which Maker is a party or by which Maker is bound, or (iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Maker is subject.

          5.  Events of Default; Remedies.  If any of the following events of
              ---------------------------
default ("Events of Default") shall occur and be continuing for any reason whatsoever (and whether it shall be voluntary or involuntary or occur or be affected by operation of law or otherwise):

          (a) the Maker fails to make any payment when due of any principal or interest or other sum payable under this Note, which failure remains uncured for a period of five days after written notice thereof from Payee;

          (b) the Maker shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) be adjudicated insolvent or be liquidated, or (v) take appropriate action for the purpose of any of the foregoing; or

          (c) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the maker, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Maker, or if any petition for any such relief shall be filed against the Maker, and such order or petition shall not be dismissed within sixty (60) days; then, automatically upon the occurrence of an Event of Default described in subparagraph (b) or (c), or in the sole discretion of the Payee upon the occurrence of an Event of Default described in subparagraph (a), the unpaid principal amount of, and the unpaid interest on, this Note shall become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Maker.

          6.  Additional Remedies.  If any Event of Default shall have occurred
              -------------------
and be continuing, the Payee may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to the Payee in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy is intended to be exclusive and each such remedy shall be cumulative.

          7.  No Waiver.  Neither the failure of the Payee nor any delay on the
              ---------
part of the Payee in the exercise of any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by the Payee of any right, power, or privilege preclude any other or further exercise of that or any other right, power or privilege.

          8.  Expenses.  The Maker shall reimburse the Payee promptly for all
              --------
reasonable counsel fees, costs and other expenses incurred by the Payee in connection with the enforcement and collection of this Note.

          9.  Payment Due on Holidays.  If the principal of or interest on this
              -----------------------
Note or any fee due hereunder falls due on a Saturday, Sunday or legal holiday at the place of payment, such payment shall be made on the next succeeding
business day and such extended   time shall be included in computing interest.

          10.  Applicable Law.  The construction, interpretation and enforcement
               --------------
of this Note shall be governed by the laws of the State of Delaware.

          11.  Notices.  Every notice and communication under this Note shall be
               -------
in writing and shall be given by either (i) hand delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and
(iii) of
this sentence, to the following addresses:

               If to the Maker:

               Reading Holdings, Inc.
               103 Springer Building
               3411 Silverside Road
               Wilmington, DE 19810

               If to the Payee:

               Craig Corporation
               550 South Hope Street
               Suite 1825
               Los Angeles, CA  90071


     Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three
(3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery.

     A party may change its address by giving written notice to the other party as specified herein.

     12.  Severability.  If any provision in this Note shall be held invalid
          ------------
under any applicable law, such invalidity shall not effect any other provision of this Note that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

     13.  Successors and Assigns.  This Note shall be binding upon the Maker and
          ----------------------
its successors and assigns, and shall inure to the benefit of the Payee and its successors and assigns, provided that Maker may not assign any of its rights or obligations hereunder or any interest herein without the written consent of Payee. Payee may assign this Note or any interest herein without restriction, and upon written notice being given to Maker of such assignment, the assignee shall be deemed to be the Payee for all purposes hereunder.

     14.  Waiver of Demand, Presentment, etc.  The Maker waives the requirements
          -----------------------------------
of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Reading Holdings, Inc. has caused this Note to be executed and delivered by its proper and duly authorized officer as of the date first above written.


                                         READING HOLDINGS, INC.



                                         By:   /s/ James Wunderle
                                            ----------------------------------